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EXHIBIT 1.1

J.P. MORGAN SECURITIES INC.
AFFYMETRIX, INC.
$250,000,000
[    ]% Senior Convertible Notes due 2038
Form of
Underwriting Agreement

        November [    ], 2007

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

        Affymetrix, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "Underwriter"), $250,000,000 principal amount of its [    ]% Senior Convertible Notes due 2038 (the "Firm Securities") and, at the option of the Underwriter, up to an additional $37,500,000 principal amount of its [    ]% Senior Convertible Notes due 2038 (the "Additional Securities" and, together with the Firm Securities, the "Securities"). The Securities will be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date (as defined in Section 2(c)), among the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The Securities will be convertible into shares of common stock (the "Common Stock") of the Company, par value $0.01 per share, in accordance with the terms of the Indenture. The Common Stock initially will have attached thereto stockholder rights issued pursuant to a Rights Agreement dated as of October 15, 1998, as amended February 7, 2000, between the Company and American Stock Transfer & Trust Company (collectively with the Common Stock, the "Underlying Securities").

        The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Securities, as follows:

        1.    Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No.                        ) including a prospectus, relating to the Securities and the Underlying Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term "Prospectus" means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus

shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

        At or prior to the time when sales of the Securities were first made (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): a Preliminary Prospectus dated November [    ], 2007, and each "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

        2.    Purchase of the Securities by the Underwriter.    (a) The Company agrees to issue and sell the Firm Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Firm Securities at a price equal to [    ]% of the principal amount thereof (the "Purchase Price").

        In addition, the Company agrees to issue and sell the Additional Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Additional Securities at the Purchase Price. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

        The Underwriter may exercise the one-time option to purchase the Additional Securities, on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate principal amount of Additional Securities as to which the option is being exercised and the date and time when the Additional Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

        (b)   The Company understands that the Underwriter intends to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the sole judgment of the Underwriter is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Securities to or through any of its affiliates and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriter.

        (c)   Payment for and delivery of the Firm Securities shall be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time on November [    ], 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Additional Securities, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter's election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the "Closing Date" and the time and date for such payment for the Additional Securities, if other than the Closing Date, is herein referred to as the "Additional Closing Date".

        (d)   Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter against delivery to the nominee of The Depository Trust Company ("DTC"), for the account of the Underwriter, of one or more global notes representing the Firm Securities (collectively, the "Global Notes"), with any transfer taxes payable in connection with the sale of the Firm Securities duly paid by the Company. Payment for any Additional Securities shall be made on the Closing Date or the Additional Closing Date, as applicable, by wire transfer in immediately available funds to the account specified by the Company to the Underwriter against delivery to the nominee of DTC, for the account of the Underwriter, of one or more Global Notes representing the Additional Securities, with any transfer taxes payable in connection with the sale of the Additional Securities duly paid by the Company. The Global Notes will be made available for inspection by the Underwriter not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

        (e)   The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date and each Additional Closing Date that:

        (a)    Preliminary Prospectus.    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus.

        (b)    Time of Sale Information.    The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

        (c)    Issuer Free Writing Prospectus.    Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the

Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus.

        (d)    Registration Statement and Prospectus.    The Registration Statement is an "automatic shelf registration statement" as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

        (e)    Incorporated Documents.    The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (f)    Financial Statements.    The financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company.

        (g)    No Material Adverse Change.    Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X promulgated under the Securities Act (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries (except for the granting by the Company of stock options in the ordinary course consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Preliminary Prospectus, the Time of Sale Information and the Prospectus; and the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth, incorporated by reference or contemplated in the Preliminary Prospectus, the Time of Sale Information and the Prospectus neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

        (h)    Organization and Good Standing.    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

        (ii)   Each of the Company's Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

        (i)    Capitalization.    The Company had at the date indicated in the Registration Statement, the Time of Sale Information and the Prospectus a duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption "Capitalization" and such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option and other similar officer, director or employee benefit plans; except for stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement.

        (j)    Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

        (k)    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

        (l)    The Indenture.    The Indenture has been duly authorized by the Company, and when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and, on the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act.

        (m)    The Securities.    The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities will be convertible into the Underlying Securities in accordance with their terms and the terms of the Indenture.

        (n)    The Underlying Securities.    Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible into the Underlying Securities in accordance with the terms of the Securities and the Indenture; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly and validly authorized and reserved and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights. The Board of Directors of the Company has duly and validly adopted resolutions reserving such Underlying Securities for issuance upon conversion.

        (o)    Descriptions of the Transaction Documents.    Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

        (p)    No Violation or Default.    Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both, would be, in violation of or in default under, (i) its certificate of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound or (iii) any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities.

        (q)    No Conflicts.    The issue and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company of all its obligations under the Transaction Documents and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or (iii) result in a violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

        (r)    No Consents Required.    No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except as would not reasonably be expected to have a Material Adverse Effect, and except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required (i) under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriter, (ii) under the Securities Act with respect to the registration of the Securities and the Underlying Securities, (iii) with respect to the qualification of the Indenture under the Trust Indenture Act or (iv) for approval of the Underlying Securities for quotation on the Nasdaq Global Select Market.

        (s)    Legal Proceedings.    Other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal and governmental proceedings that are not described in the Registration Statement, the Time of Sale Information and the Prospectus to which the Company or any of its subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (t)    Independent Accountants.    Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

        (u)    Title to Real and Personal Property.    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (v)    Intellectual Property.    Each of the Company and its Significant Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each of them as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth or incorporated by reference in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, in each case which materially restricts or impairs its use of any Intellectual Property reasonably necessary to carry on its business.

        (w)    [Reserved.]

        (x)    Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        (y)    Taxes.    The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary except as would not reasonably be expected to have a Material Adverse Effect;

        (z)    Licenses and Permits.    The Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as described in the Preliminary Prospectus, the Time of Sale Information and the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (aa)    No Labor Disputes.    No labor disputes exist with employees of the Company or of its Significant Subsidiaries which are likely to have a Material Adverse Effect.

        (bb)    Compliance With Environmental Laws.    Each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "Environmental Laws"), except where such non-compliance with Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

        (cc)    Compliance With ERISA.    The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred.

        (dd)    Disclosure Controls.    The Company and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

        (ee)    Accounting Controls.    The Company and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are (i) no material weaknesses in the Company's internal controls and (ii) no significant deficiencies in the Company's internal controls that are required to be described in any of the Registration Statement, the Time of Sale Information or the Prospectus.

        (ff)    No Unlawful Payments.    Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (gg)    Compliance with Money Laundering Laws.    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

        (hh)    Compliance with OFAC.    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

        (ii)    No Registration Rights.    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

        (jj)    No Stabilization.    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        (kk)    Sarbanes-Oxley Act.    There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

        (ll)    Status under the Securities Act.    The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

        4.    Further Agreements of the Company.    The Company covenants and agrees with the Underwriter that:

        (a)    Required Filings.    The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.

        (b)    Delivery of Copies.    The Company will deliver, without charge, to the Underwriter, (i) two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; (ii) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits); and (iii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or any dealer, as evidenced by a notice in writing from the Underwriter to the Company.

        (c)    Amendments or Supplements, Issuer Free Writing Prospectuses.    Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

        (d)    Notice to the Underwriter.    The Company will, during the Prospectus Delivery Period, advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

        (e)    Ongoing Compliance.    (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

        (f)    Blue Sky Compliance.    The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

        (g)    Earning Statement.    The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

        (h)    Clear Market.    Without the prior written consent of the Underwriter, the Company will not, during the period ending 90 days after the date of the initial public offering of the Securities, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) the Securities to be sold hereunder or the issuance of the Underlying Securities upon conversion of the Securities, (B) the issuance of shares of Common Stock, restricted stock units, stock options or other incentive awards issued under employee or director equity incentive plans existing on the date hereof or otherwise issued to new hires in the ordinary course or in connection with any merger or acquisition transaction and (C) the entry into any agreement providing for the issuance of shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) as consideration in any merger or acquisition transaction (so long as the issuance of such shares or other securities does not occur during the 90-day period).

        (i)    Use of Proceeds.    The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Use of Proceeds".

        (j)    No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

        (k)    DTC.    The Company shall cause the Securities to be eligible for clearance and settlement through DTC.

        (l)    Underlying Securities.    The Company will reserve and keep available at all times, free of preemptive rights, the maximum number of Underlying Securities issuable upon conversion of the Securities and will use its best efforts to have the Underlying Securities listed on the Nasdaq Global Select Market.

        (m)    Conversion Price.    Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate of the Securities.

        (n)    Reports.    So long as the Securities are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that, if such documents are filed with the Commission and publicly available on EDGAR, such documents will be deemed furnished to the Underwriter for purposes of this Section 4(n).

        (o)    Record Retention.    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

        5.    Certain Agreements of the Underwriter.    The Underwriter hereby represents and agrees that:

        (a)   It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by the underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "Underwriter Free Writing Prospectus").

        (b)   It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

        (c)   It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that the Underwriter shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet.

        (d)   It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

        (e)   It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

        6.    Conditions of Underwriter's Obligations.    The obligation of the Underwriter to purchase the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

        (a)    Registration Compliance; No Stop Order.    No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

        (b)    Representations and Warranties.    The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

        (c)    No Downgrade.    Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of

Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

        (d)    No Material Adverse Change.    No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

        (e)    Officer's Certificate.    The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Underwriter to the effect that (i) the representations and warranties of the Company contained herein are true and correct on and as of such Closing Date as if made on and as of such Closing Date; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and (iv) to the effect set forth in paragraphs (a), (c) and (d) above.

        (f)    Comfort Letters.    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

        (g)    Opinion of Counsel for the Company.    (i) Davis Polk & Wardwell, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-1 hereto.

          (ii)   Barbara Caulfield, general counsel for the Company, shall have furnished to the Underwriter her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-2 hereto.

        (h)    Opinion of Counsel for Affymetrix Pte Ltd.    Drew & Napier LLC, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-3 hereto.

        (i)    Opinion of Counsel for the Underwriter.    The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

        (j)    No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Underlying Securities upon conversion of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Underlying Securities upon conversion of the Securities.

        (k)    Good Standing.    The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

        (l)    Indenture and Securities.    The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

        (m)    DTC.    The Securities shall be eligible for clearance and settlement through DTC.

        (n)    Lock-up Agreements.    The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and the executive officers and directors of the Company (as listed on Annex D) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

        (o)    Additional Documents.    On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

        All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

        7.    Indemnification and Contribution.

        (a)    Indemnification of the Underwriter.    The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale

Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

        (b)    Indemnification of the Company.    The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information regarding stabilization transactions contained in the fourteenth and fifteenth paragraphs under the caption "Underwriting".

        (c)    Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)    Contribution.    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)    Limitation on Liability.    The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f)    Non-Exclusive Remedies.    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

        8.    Effectiveness of Agreement.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        9.    Termination.    This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

        10.    Payment of Expenses.    (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities or the Underlying Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities or the Underlying Securities under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (x) all expenses and application fees related to the approval of the Securities for book-entry transfer by DTC and (xi) all fees, expenses and costs in connection with the listing of the Underlying Securities on the Nasdaq Global Select Market.

        (b)   If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriter or (iii) the Underwriter decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

        11.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

        12.    Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

        13.    Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

        14.    Miscellaneous.    (a) Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to it at J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Affymetrix, Inc., 3420 Central Expressway, Santa Clara, California, 95051 (fax: (408) 731-5394); Attention: General Counsel.

        (b)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (c)    Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        (d)    Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        (e)    Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
AFFYMETRIX, INC.,
By:	Title:

Accepted: November [              ], 2007

J.P. MORGAN SECURITIES INC.,
By:	Authorized Signatory

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  EXHIBIT 1.1